EXHIBIT 10.11B

STOCK OPTION LETTER AGREEMENT

APPROVED UK SUB PLAN TO THE NETIQ CORPORATION AMENDED AND

RESTATED 1998 STOCK INCENTIVE COMPENSATION PLAN

1. Grant. NetIQ Corporation (the “Company”) has granted to the Option Holder named in the notice of grant of stock options and option agreement (the “Notice of Grant”) an Option (which is a US Nonqualified Stock Option) to purchase the total number of shares of Common Stock set forth in the Notice of Grant at the exercise price per share set forth in the Notice of Grant (the “Exercise Price”). This Option is intended to be an approved share option for UK tax purposes (i.e., generally complying with the requirements of Schedule 4 to the Income Tax (Earnings and Pensions) Act 2003) and is subject to the terms set forth below and in the UK Approved Sub-Plan (the “Sub Plan”) to the Company’s 1998 Stock Incentive Compensation Plan, as amended (the “1998 Plan”) and in the Notice of Grant. In the event of a conflict between the terms of the Sub Plan and the terms of this Stock Option Letter Agreement (the “Agreement”), the terms of the Sub Plan shall prevail.

All terms not otherwise defined herein shall have the same meanings as set forth in the Sub Plan and the 1998 Plan.

2. Exercisability. This Option is exercisable during its term in accordance with the Vesting Schedule set forth in the Notice of Grant and the applicable provisions of the Sub Plan. In addition, the exercise of the Option is conditioned upon and subject to a joint election between Option Holder and the employer (the “Election”), being entered into by Option Holder, to provide for the transfer from the employer to Option Holder of any Secondary Class 1 (employer’s) national insurance contribution (“NICs”) liability which may be due in connection with the Option. By accepting the Option, to the extent allowable by applicable law, Option Holder hereby consents to and agrees to satisfy any liability the employer realizes (if any) with respect to Secondary Class 1 NICs payable in connection with the Option. Option Holder also agrees to enter into any additional consents and/or elections requested by the Company or the employer in order to accomplish the foregoing promptly following any such request. See Section 8 below for a discussion regarding when NICs payments will be due with respect to Options granted under the Sub Plan.

3. Termination of Option. The unvested portion of the Option will terminate automatically and without further notice immediately upon termination (voluntary or involuntary) of Option Holder’s employment or service relationship with the Company. The vested portion of the Option will terminate automatically and without further notice on the earliest of the dates set forth below. It is Option Holder’s responsibility to be aware of the date the Option terminates.

a)	three months after termination of Option Holder’s employment or service relationship with the Company or its Subsidiary for any reason other than for Cause, injury, Retirement (as defined in the Sub Plan), Disability or death;

b)	one year after termination of Option Holder’s employment or service relationship with the Company or its Subsidiary by reason of injury, Disability, Retirement (as defined in the Sub Plan) or death; or

c)	the Expiration Date.

If the Company or its Subsidiary terminates Option Holder’s employment or services for Cause Option Holder will forfeit the unexercised portion of the Option, including vested and unvested shares, on the date the Company notifies Option Holder of Option Holder’s termination, unless in exceptional circumstances the Plan Administrator determines otherwise.

4. Method of Exercise. You may exercise this Option by delivering an exercise notice, in the form attached as Exhibit A (the “Exercise Notice”), which will state the election to exercise the Option and the number of Option Shares for which Option Holder is exercising the Option. The written notice must be accompanied by full payment of the exercise price for the number of Option Shares Option Holder is purchasing by means of cash or cheque, or instructions to a brokerage firm designated by the Company to sell shares that Option Holder is entitled to upon exercise of the Option pursuant to a cashless exercise program that has been approved by the Company.

5. Applicable UK Taxes. There will be no income tax or NICs due on the exercise of the Option where, in addition to complying with the rules of the Sub Plan, an exercise takes place: (i) while the Sub Plan remains approved by the Inland Revenue; and either (ii) not earlier than three nor later than 10 years after the date of grant or, (iii) if earlier than three years after the date of grant, within six months of the termination of Option Holder’s employment by reason of injury, Disability, redundancy or Retirement. Please note that, depending on the circumstances of Option Holder’s termination, Option Holder may not have six months after termination of employment in which to exercise Option Holder’s option. Please see Section 3 above for post-termination exercise periods. In addition, the Expiration Date may be prior to 10 years after the Grant Date. Please see the Notice of Grant for the applicable Expiration Date. Additional information on the UK tax consequences of receipt, exercise and transfer of the Option, as well as upon disposition of the Shares following exercise, is available in the UK Supplementary Tax Information provided with your grant documents.

6. Limited Transferability. During Option Holder’s lifetime only Option Holder can exercise the Option. The Option is not transferable except by will or by the applicable laws of descent and distribution. The Sub Plan provides for exercise of the Option by the personal representative of Option Holder’s estate or the beneficiary thereof during the one-year period following Option Holder’s death.

7. Registration. At the present time, the Company intends to file and maintain a registration statement with respect to the Option Shares. The Company intends to maintain this registration but has no obligation to do so. In the event that such registration is no longer effective, Option Holder will not be able to exercise the Option unless exemptions from registration under U.S. federal and state securities laws are available; such exemptions from registration are very limited and might be unavailable. By accepting the Option, Option Holder hereby acknowledges that Option Holder has read and understands Section 15.3 of the 1998 Plan.

8. Responsibility for Taxes. Regardless of any action the Company or the employer (the “Employer”) takes with respect to any or all income tax, NICs, payroll tax, payment on account or other tax-related withholding (“Tax-Related Items”), Option Holder acknowledges that the ultimate liability for all Tax-Related Items legally due by Option Holder is and remains Option Holder’s responsibility and that the Company and/or the Employer (1) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Option, including the grant, vesting or exercise of the Option, the subsequent sale of shares acquired pursuant to such exercise and the receipt of any dividends; and (2) do not commit to structure the terms of the grant or any aspect of the Option to reduce or eliminate the Option Holder’s liability for Tax-Related Items. Prior to exercise of the Option, Option Holder shall pay or make adequate arrangements satisfactory to the Company and/or the Employer to satisfy all withholding and payment on account obligations of the Company and/or the Employer. In this regard, Option Holder authorizes the Company and/or the Employer to withhold all applicable Tax-Related Items legally payable by Option Holder from Option Holder’s wages or other cash compensation paid to Option Holder by the Company and/or the Employer or from proceeds of the sale of the shares. Alternatively, or in addition, if permissible under local law, the Company may (1) sell or arrange for the sale of shares that Option Holder acquires to meet the withholding obligation for Tax-Related Items, and/or (2) withhold in shares, provided that the Company only withholds the amount of shares necessary to satisfy the minimum withholding amount. Finally, Option Holder shall pay to the Company or the Employer any amount of Tax-Related Items that the Company or the Employer may be required to withhold as a result of Option Holder’s participation in the Sub Plan or Option Holder’s purchase of shares that cannot be satisfied by the means previously described. The Company may refuse to honor the exercise and refuse to deliver the shares if Option Holder fails to comply with Option Holder’s obligations in connection with the Tax-Related Items as described in this section.

Option Holder agrees and authorizes that any withholding, deduction or payment indicated above must occur within 90 days after the exercise, assignment or release of the Option or the receipt of a benefit in money or money’s worth in connection with the Option (the “Due Date”). In the event that the Company and/or the Employer are unable to withhold or collect any income tax, NICs or other withholding due by the Due Date, Option Holder agrees that the amount of uncollected tax shall constitute a loan owed by Option Holder to the Company and/or the Employer and interest will be charged at the Inland Revenue official rate of interest. Option Holder further agrees that the loan will be immediately repayable and the Company and/or the Employer may recover it at any time thereafter by any of the means referred to above. Option Holder also authorizes the Company to withhold the transfer of any shares unless and until the loan is repaid in full.

9. Nature of Grant. In accepting the grant, Option Holder acknowledges that: (a) the Sub Plan is established voluntarily by the Company, it is discretionary in nature and it may be modified, amended, suspended or terminated by the Company at any time, unless otherwise provided in the Sub Plan and this Agreement; (b) the grant of the Options is voluntary and occasional and does not create any contractual or other right to receive future grants of options, or benefits in lieu of Options, even if Options have been granted repeatedly in the past; (c) all decisions with respect to future Option grants, if any, will be at the sole discretion of the Company; (d) Option Holder’s participation in the Sub Plan shall not create a right to further employment with the Employer and shall not interfere with the ability of the Employer to terminate Option Holder’s employment relationship at any time with or without cause; (e) Option Holder is voluntarily participating in the Sub Plan; (f) the Option is an extraordinary item that does not constitute compensation of any kind for services of any kind rendered to the Company or the Employer, and which is outside the scope of Option Holder’s employment contract, if any; (g) the Options are not part of normal or expected compensation or salary for any purposes, including, but not limited to, calculating any severance, resignation, termination, redundancy, end of service payments, bonuses, long-service awards, pension or retirement benefits or similar payments; (h) in the event that Option Holder is not an employee of the Company, the Option grant will not be interpreted to form an employment contract or relationship with the Company; and furthermore, the Option grant will not be interpreted to form an employment contract with the Employer or any subsidiary or affiliate of the Company; (i) the future value of the underlying shares is unknown and cannot be predicted with certainty; (j) if the underlying shares do not increase in value, the Option will have no value; (k) if Option Holder exercises the Option and obtains shares, the value of those shares acquired upon exercise may increase or decrease in value, even below the exercise price; (l) in consideration of the grant of Options, no claim or entitlement to compensation or damages shall arise from termination of the Options or diminution in value of the Options or shares purchased through exercise of the options resulting from termination of Option Holder’s employment by the Company or the Employer (for any reason whatsoever and whether or not in breach of contract or local labor laws) and Option Holder irrevocably releases the Company and the Employer from any such claim that may arise; if, notwithstanding the foregoing, any such claim is found by a court of competent jurisdiction to have arisen, then, by agreeing to be bound by the terms of this Agreement, Option Holder shall be deemed irrevocably to have waived any entitlement to pursue such claim; and (m) notwithstanding any terms or conditions of the Sub Plan to the contrary, in the event of involuntary termination of Option Holder’s employment (whether or not in breach of contract or local labor laws), Option Holder’s right to receive Options and vest in Options under the Sub Plan, if any, will terminate effective as of the date that Option Holder is no longer actively employed and will not be extended by any notice period mandated under local law (e.g., active employment would not include a period of “garden leave” or similar period pursuant to local law); furthermore, in the event of involuntary termination of employment (whether or not in breach of local labor laws), Option Holder’s right to exercise the options after termination of employment, if any, will be measured by the date of termination of Option Holder’s active employment and will not be extended by any notice period mandated under local law; the Board/Plan Administrator shall have the exclusive discretion to determine when Option Holder is no longer actively employed for purposes of the Option grant.

10. Data Privacy. Option Holder hereby explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of Option Holder’s personal data as described in this document by and among, as applicable, the Employer, and the Company and its Subsidiaries and affiliates for the exclusive purpose of implementing, administering and managing Option Holder’s participation in the Sub Plan. Option Holder understands that the Company and the Employer hold certain personal information about Option Holder, including, but not limited to, Option Holder’s name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any shares of stock or directorships held in the Company, details of all Options or any other entitlement to shares of stock awarded, cancelled, exercised, vested, unvested or outstanding in Option Holder’s favor, for the purpose of implementing, administering and managing the Sub Plan (“Data”). Option Holder understands that Data may be transferred to any third parties assisting in the implementation, administration and management of the Sub Plan, that these recipients may be located in Option Holder’s country or elsewhere including outside the European Union, and that the recipient’s country may have different data privacy laws and protections than Option Holder’s country. Option Holder understands that Option Holder may request a list with the names and addresses of any potential recipients of the Data by contacting Option Holder’s local human resources representative. Option Holder authorizes the recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purposes of implementing, administering and managing Option Holder’s participation in the Sub Plan, including any requisite transfer of such Data as may be required to a broker or other third party with whom Option Holder may elect to deposit any shares of stock acquired upon exercise of the Option. Option Holder understands that Data will be held only as long as is necessary to implement, administer and manage Option Holder’s participation in the Sub Plan. Option Holder understands that Option Holder may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing Option Holder’s local human resources representative. Option Holder understands, however, that refusing or withdrawing Option Holder’s consent may affect Option Holder’s ability to participate in the Sub Plan. For more information on the consequences of Option Holder’s refusal to consent or withdrawal of consent, Option Holder understands that Option Holder may contact Option Holder’s local human resources representative.

11. Governing Law. This Option grant is governed by, and subject to, the laws of the State of California, as provided in the 1998 Plan. For purposes of litigating any dispute that arises directly or indirectly from the relationship of the parties evidenced by this Agreement, the parties hereby submit to and consent to the exclusive jurisdiction of the State of California and agree that such litigation shall be conducted only in the courts of Santa Clara County, California, or the federal courts for the United States for the Northern District of California, and no other courts, where this grant is made and/or to be performed.

12. Electronic Delivery. The Company may, in its sole discretion, deliver any documents related to the Option granted under and participation in the Sub Plan or future Options that may be granted under the Sub Plan by electronic means or to request Option Holder’s consent to participate in the Sub Plan by electronic means. Option Holder hereby consents to receive such documents by electronic delivery and, if requested, to agree to participate in the Sub Plan through an on-line or electronic system established and maintained by the Company or another third party designated by the Company.

13. Severability. The provisions of this Agreement are severable and if any one or more provisions are determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions shall nevertheless be binding and enforceable.

14. Binding Effect. This Agreement shall inure to the benefit of the successors and assigns of the Company and be binding upon Option Holder and Option Holder’s heirs, executors, administrators, successors and assigns.

15. By clicking on the “Accept” button, Option Holder accepts the Option and agrees to be bound by its terms.

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